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                                                                                                              EXHIBIT 12


                                                               MERRILL LYNCH PREFERRED CAPITAL TRUST III
                                                                MERRILL LYNCH PREFERRED FUNDING III, L.P.
                                                                 COMPUTATION OF RATIOS OF EARNINGS TO
                                                   COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS
                                                                          (dollars in thousands)



                                   FOR THE YEAR ENDED                  FOR THE YEAR ENDED                FOR THE YEAR ENDED
                                   DECEMBER 28, 2001                   DECEMBER 29, 2000                 DECEMBER 31, 1999
                           ---------------------------------  ---------------------------------  ----------------------------------
                              MERRILL LYNCH    MERRILL LYNCH     MERRILL LYNCH    MERRILL LYNCH    MERRILL LYNCH    MERRILL LYNCH
                                 PREFERRED       PREFERRED          PREFERRED       PREFERRED        PREFERRED       PREFERRED
                           CAPITAL TRUST III FUNDING III,L.P. CAPITAL TRUST III FUNDING III,L.P. CAPITAL TRUST III FUNDING III, L.P.
                           ----------------- ---------------  ----------------- ---------------  ----------------- ----------------


Earnings                       $ 54,124           $ 63,472        $ 54,124           $ 63,565         $ 54,124            $ 63,471
                               ========           ========        ========           ========         ========            ========


Fixed charges                  $      -           $      -        $      -           $      -         $      -            $      -

Preferred securities
 distribution
 requirements                    52,500             54,124          52,500             54,124           52,500              54,124
                               --------           --------        --------           --------         --------            --------

Total combined fixed
 charges and preferred
 securities distribution
 requirments                   $ 52,500           $ 54,124        $ 52,500           $ 54,124         $ 52,500            $ 54,124
                               ========           ========        ========           ========         ========            ========

Ratio of earnings to
 combined fixed charges
 and preferred securities
 distribution requirements         1.03               1.17            1.03               1.17             1.03                1.17


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